UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2000

Date of Report (Date of earliest even reported)

EXABYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

In our 10-Q Report for the quarter ended September 30, 2000, in Part I, Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, under the heading "Liquidity and Capital Resources," we stated that we will continue exploring outside funding opportunities, including equity or debt arrangements. In that Item, we also stated the following, which is repeated in this Report in accordance with Rule 135c under the Securities Act of 1933:

We are currently proceeding with a possible non-public offering of up to 1,000,000 shares of our common stock, plus warrants to purchase additional shares at a premium. The securities offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The completion of this offering is subject to market conditions, our cash requirements and other factors. We cannot assure that this offering will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	November 13, 2000	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)